UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2022

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 2, 2022, Mitek Systems, Inc. (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended, to authorize an additional 60,000,000 shares of common stock, par value $0.0001 (the “Amendment”). The Board of Directors of the Company previously unanimously approved the Amendment on January 6, 2022.
On March 2, 2022, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) to effect the increase in the authorized shares of common stock of the Company from 60,000,000 shares to 120,000,000 shares.
The summary of the Certificate of Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference
Item 5.07. Submission of Matters to a Vote of Security Holders.
As of January 12, 2022, the record date for the Annual Meeting, there were 44,235,734 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 33,881,619 shares of the Company’s common stock were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter. These proposals, each of which was approved by our stockholders at the Annual Meeting, are more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on January 26, 2022 (the “Proxy Statement”).

1.A proposal to elect the following eight directors to serve until the Company’s 2023 annual meeting of stockholders and until their respective successors have been elected and qualified: Scipio “Max” Carnecchia, Kim S. Stevenson, James C. Hale, Bruce E. Hansen, Donna C. Wells, Susan J. Repo, Scott R. Carter and Rahul Gupta.

	For	Withheld	Broker Non-Votes
Scipio “Max” Carnecchia	21,402,527	247,309	12,231,783
Scott R. Carter	21,415,156	234,680	12,231,783
Rahul Gupta	21,511,726	138,110	12,231,783
James C. Hale	17,479,749	4,170,087	12,231,783
Bruce E. Hansen	21,380,507	269,329	12,231,783
Susan J. Repo	21,444,851	204,985	12,231,783
Kim S. Stevenson	18,057,009	3,592,827	12,231,783
Donna C. Wells	18,093,702	3,556,134	12,231,783

2.A proposal to approve the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000.

For	Against	Abstained	Broker Non-Votes
28,833,725	3,778,667	1,267,227	—

3.A proposal to ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

For	Against	Abstained	Broker Non-Votes
30,277,540	3,228,046	347,968	—

4.A proposal to approve on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement.

For	Against	Abstained	Broker Non-Votes
11,848,678	9,541,308	259,850	12,231,783

Item 8.01. Other Events.
On March 8, 2022, the Company issued a press release announcing the election of Scott Carter and Rahul Gupta as new members of the Company’s board of directors and the appointment of Scott Marcus, to the position of General Counsel.
A copy of the Company’s press release announcing these matters is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Mitek Systems, Inc.
99.1	Press Release issued on March 8, 2022
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitek Systems, Inc.

March 8, 2022	By:	/s/ Frank Teruel
Frank Teruel
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Mitek Systems, Inc.
99.1	Press Release issued on March 8, 2022
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)